UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: April 20, 2022
_____________________
loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
26642 Towne Centre Drive
Foothill Ranch, California 92610
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Stockholders Agreement
The description of the Amended and Restated Stockholders Agreement included in Item 5.02 is incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President and Chief Executive Officer; Appointment of Executive Chairman

On April 26, 2022, loanDepot, Inc. (the “Company”) announced the appointment of Frank Martell as the Company’s President and Chief Executive Officer, effective April 27, 2022. Mr. Martell will succeed Anthony Hsieh, who has served as the Company’s Chairman and Chief Executive Officer since the Company’s formation in December 2009. In connection with Mr. Martell’s appointment, Mr. Hsieh was appointed Executive Chairman of the Company, effective April 27, 2022. Upon the commencement of Mr. Martell’s employment with the Company on April 27, 2022, he will also become a member of the Company’s Board of Directors (the “Board”), serving as a Class I Director until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal.

Martell Agreement

Effective as of April 21, 2022, in connection with Mr. Martell’s appointment as President and Chief Executive Officer, the Company entered into an Executive Employment Agreement (the “Martell Agreement”) with Mr. Martell. Mr. Martell’s employment will be on an at-will basis. The Martell Agreement provides for an initial annual base salary of $800,000, subject to increase in the sole discretion of the Board or a committee of the Board. Under the terms of the Martell Agreement, Mr. Martell is also (i) eligible to receive an annual bonus targeted at 225% of his base salary (the “Martell Target Bonus”), subject to the determination of the Board (or a committee of the Board) in its sole discretion, (ii) eligible to receive equity incentive grants as determined by the Board (or a committee of the Board) in its sole discretion, and (iii) entitled to the benefits and compensation practices that may be in effect from time to time and are provided by the Company to its executive employees generally. For calendar year 2022 only, the Martell Target Bonus shall be pro-rated for the portion of the year in which Mr. Martell is employed, but in no event shall be (i) less than $900,000 or (ii) more than a pro rata amount of the maximum bonus under the program (i.e. 300% of target).

Pursuant to the Martell Agreement, subject to the approval of the Compensation Committee of the Board, the Company will grant Mr. Martell (i) restricted stock units to acquire 1,000,000 shares of the Company’s Class A common stock (the “Initial RSU Awards”), which will vest in accordance with the following schedule: one fourth (1/4th) of the total number of Initial RSU Awards will satisfy time-based vesting on each one-year anniversary of the vesting commencement date over a period of four years, (ii) 3,000,000 performance stock units (the “Initial PSUs”) which may convert into a number of shares based on achievement against performance metrics set forth in the award agreement over a five-year performance period, and (iii) options to purchase 1,000,000 shares of the Company’s Class A common stock, which will vest in accordance with the following schedule: one fourth (1/4th) of the total number of options will satisfy time-based vesting on each one-year anniversary of the vesting commencement date over a period of four years. All of the foregoing equity awards will be granted pursuant to the Company’s Inducement Plan (as defined below). Beginning in 2023, and subject to approval of the Compensation Committee of the Board, Mr. Martell shall have a target overall annual equity grant amount of $4,400,000, subject to adjustment by the Compensation Committee of the Board based on executive and Company performance.

The Martell Agreement also subjects Mr. Martell to the following restrictive covenants: (i) perpetual confidentiality, (ii) employment term non-competition and customer non-solicitation, (iii) employment term and 24 months post-employment non-solicitation employees, and (iv) perpetual and mutual non-disparagement.

Pursuant to the Martell Agreement, Mr. Martell would be entitled to receive certain payments and benefits in connections with certain terminations of employment, as follows:

•In the event Mr. Martell is involuntarily terminated without cause or resigns for Good Reason (as defined in the Martell Agreement) (together, a “Martell Covered Termination”), he would be entitled to receive the earned, but unpaid portion of his annual bonus for the prior fiscal year (if applicable) and, subject to his execution and non-revocation of a release of claims, (i) 24 months of his base salary payable in a lump sum payment, (ii) a pro rata portion of his annual bonus for the fiscal year based on actual achievement of the applicable bonus objectives and conditions set by the Board, (iii) the payment or reimbursement of healthcare premiums through the earlier of (A) 24 months or (B) the date Mr. Martell and his dependents become eligible for healthcare under another employer’s plan, (iv) acceleration of the Initial PSUs and any other performance based award held by Mr. Martell, based on actual performance measured to the date of such termination, with a 30-day post-termination window during which achievement of Initial PSU goals will still qualify and (v) extension of the exercise period for vested, but unexercised options until the earlier of (A) one year following the date of such termination or (B) the expiration date of the option.

•Upon a Martell Covered Termination in connection with a change in control of the Company, Mr. Martell would be entitled to receive the earned, but unpaid portion of his annual bonus for the prior fiscal year (if applicable) and, subject to his execution and non-revocation of a release of claims, (i) three times the sum of his base salary and the Martell Target Bonus, payable in a lump sum, (ii) a pro-rata portion of his annual bonus for the fiscal year based on actual achievement of the applicable bonus objectives and conditions set by the Board, (iii) vesting of Mr. Martell’s time-based stock options and other time-based equity awards, with the performance-based vesting criteria associated with the Initial PSU Award and any other performance based award held by Mr. Martell deemed earned at the greater of target or actual performance through the date of termination, and (iv) the payment or reimbursement of healthcare premiums through the earlier of (A) 24 months or (B) the date Mr. Martell and his dependents become eligible for healthcare under another employer’s plan.

•In the event Mr. Martell is terminated due to Mr. Martell’s death or Disability (as defined in the Martell Agreement), he would be entitled to receive the earned, but unpaid portion of his annual bonus for the prior fiscal year (if applicable) and (i) a pro rata portion of his annual bonus for the fiscal year based on actual achievement of the applicable bonus objectives and conditions set by the Board, (ii) vesting of Mr. Martell’s time-based stock options and other time-based equity awards, with the performance-based vesting criteria associated with the Initial PSU Award and any other performance based award held by Mr. Martell deemed earned at the greater of target or actual performance through the date of termination, and (iii) extension of the exercise period for vested, but unexercised options until the earlier of (A) one year following the date of such termination or (B) the expiration date of the option.

•In the event Mr. Martell is terminated without Good Reason (as defined in the Martell Agreement), Mr. Martell’s unvested equity awards shall be immediately forfeited, and vested, but unexercised options shall be exercisable until the earlier of (A) 90 days following the date of such termination or (B) the expiration date of the option.

•In the event Mr. Martell is terminated due to Cause (as defined in the Martell Agreement), Mr. Martell’s unvested and vested equity awards shall be immediately forfeited.

Mr. Martell has significant experience as a public company CEO and board director and has over 30 years’ executive leadership experience in the marketing, financial services, and business information industries. Most recently, Mr. Martell served as Chief Executive Officer of CoreLogic from March 2017 to January 2022 following his tenure as the company’s Chief Financial Officer and Chief Operating Officer. Until October 2021, Mr. Martell also served on the board of directors of the Mortgage Bankers Association.

There are no arrangements or transactions between the Company and Mr. Martell of the type that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission.

Amended and Restated Hsieh Agreement

Effective as of April 21, 2022, in connection with Mr. Hsieh’s appointment as Executive Chairman, the Company entered into an Amended and Restated Executive Employment Agreement (the “Amended and Restated Hsieh Agreement”) with Mr. Hsieh. The Amended and Restated Hsieh Agreement amends and restates Mr. Hsieh’s Executive Employment Agreement with the Company, dated as of February 16, 2021 (the “Prior Employment Agreement”). The Amended and Restated Hsieh Agreement, other than providing for his new role as Executive Chairman and for revised compensation as described further below, contains substantially similar terms as the Prior Employment Agreement, which was described in, and filed as an exhibit to, the Company’s Current Report on Form 8-K filed on February 16, 2021.

Mr. Hsieh’s employment will be on an at-will basis. The Amended and Restated Hsieh Agreement provides for an initial annual base salary of $850,000 for the remainder of 2022 and $350,000 for 2023 and subsequent years. Under the terms of the Amended and Restated Hsieh Agreement, Mr. Hsieh is also (i) eligible to receive an annual bonus targeted at 250% of his base salary (the “Hsieh Target Bonus”) for calendar year 2022, with a maximum payout of 300% of the Hsieh Target Bonus for calendar year 2022, subject to the determination of the Compensation Committee of the Board in its sole discretion, (ii) eligible to receive equity incentive grants as determined by the Board (or a committee of the Board) in its sole discretion, and (iii) entitled to the benefits and compensation practices that may be in effect from time to time and are provided by the Company to its executive employees generally, as well as any additional benefits provided to Mr. Hsieh consistent with past practice. For 2023 and subsequent years, the Hsieh Target Bonus shall be 100% of his base salary with a maximum payout of 200% of the Hsieh Target Bonus for such year.

The foregoing descriptions of the Martell Agreement and the Amended and Restated Hsieh Agreement are not complete and are qualified in their entirety by reference to the full text of the Martell Agreement and the Amended and Restated Hsieh Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Amended and Restated Stockholders Agreement

Effective as of April 21, 2022, in connection with the foregoing transitions, the Company entered into an Amended and Restated Stockholders Agreement (the “Amended and Restated Stockholders Agreement”) by and among the Company, Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. (together with Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P. and Parthenon Investors IV, L.P., the “Parthenon Stockholders”) PCP Managers, L.P., The JLSSAA, Trust established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC (the “Hsieh Stockholders”).

Pursuant to the Amended and Restated Stockholders Agreement, the Company agreed to, among other things, provide the Hsieh Stockholders with the right to designate a Class I director to the Board and certain preemptive rights on the issuance of additional common stock, or other equity securities of the Company convertible into, exercisable for or exchangeable into common stock, subject to certain exceptions.

The foregoing description of the Amended and Restated Stockholders Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Director Resignation; Director Appointment; Lead Independent Director

On April 21, 2022, in connection with the foregoing, Mike Linton notified the Company of his resignation from the Board and committees thereof, effective upon the Hsieh Stockholders nominating John Lee as a Class I director to the Board, pursuant to the Amended and Restated Stockholders Agreement. Upon Mr. Linton’s resignation and the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Mr. Lee, 53, to the Board as a Class I director. Class I directors’ terms expire at the next annual meeting of stockholders. The Board also appointed Mr. Lee to serve as a member of the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board. In addition, on April 21, 2022, John Dorman resigned as Lead Independent Director of the Board, pursuant to the Amended and Restated Stockholders Agreement; however, Mr. Dorman will remain a member of the Company’s Board and maintain his membership on the Company’s committees.

Mr. Lee will participate in the Company’s Director Compensation Program, pursuant to which the Company expects to pay Mr. Lee an annual retainer of $250,000 payable 50% in cash and 50% in equity.

Mr. Lee has extensive knowledge of the Company’s business and leadership experience, most recently serving as the Company’s Chief Analytics Officer, leading financial modeling and analytics across all lending channels, between July 2014 and March 2021. Prior to that, Mr. Lee was loanDepot’s first Chief Financial Officer, serving between September 2009 and July 2014.

Adoption of Inducement Plan

On April 20, 20222, the Board adopted the 2022 Inducement Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 5,000,000 shares of the Company’s Class A common stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without shareholder approval pursuant to Rule 303A.08 of the New York Stock Exchange Listed Company Manual. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock, restricted stock units and other awards payable in shares that the Board may determine to be necessary or appropriate, and its terms are substantially similar to the Company’s existing equity plan, including with respect to treatment of equity awards in the event of a merger or “Change of Control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the NYSE inducement award exception or to comply with the NYSE acquisition and merger exception.

In accordance with Rule 303A.08 of the NYSE Listed Company Manual, awards under the Inducement Plan may only be made as an inducement material to the individuals’ entry into employment with the Company, or, to the extent permitted by Rule 303A.08 of the NYSE Listed Company Manual, in connection with a merger or acquisition.

The foregoing description of the Inducement Plan and related form agreements under the Inducement Plan are not complete and are qualified in their entirety by reference to the full text of the Inducement Plan, a copy of which is attached hereto as Exhibit
10.4 and is incorporated herein by reference.

Press Release
The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Executive Employment Agreement, dated April 21, 2022, by and between Frank Martell and loanDepot, Inc.
10.2	Amended and Restated Executive Employment Agreement, dated April 21, 2022, by and between loanDepot, Inc. and Anthony Hsieh
10.3
Amended and Restated Stockholders Agreement, dated April 21, 2022, by and among loanDepot, Inc., Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. PCP Managers, L.P., The JLSSAA, Trust established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC

10.4	2022 Inducement Plan
99.1	Press Release, dated April 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2022

loanDepot, Inc.

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	Chief Financial Officer